UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 28, 2006
PBS Holding, Inc.
(Exact name of registrant as specified in its charter)
NEVADA	000-25523	86-0857752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
433 Kitty Hawk Drive, #226 - Universal City, TX 78148
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (210) 658-4675

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 28, 2006, PBS Holding, Inc. (the “Registrant”) issued 150,000 shares of Registrant’s common stock, par value $0.001 per share (“Common Stock”) pursuant to a placement agency agreement with a broker-dealer to assist the Registrant in connection with a private placement financing by the Registrant.  Such shares and warrants were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder inasmuch as the securities were issued without any form of general solicitation or general advertising and the acquirer is an accredited investor. The shares were valued as of the date of issuance and were issued in consideration of the services to be provided pursuant to the placement agency agreement.  On April 28, 2006 the per share closing sales price of the Registrants common stock was $ 0.40.

On June 21, 2006, the Registrant agreed to issue 250,000 shares of Common Stock to an employee of the Company in reliance upon the exemption provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder inasmuch as the securities were issued without any form of general solicitation or general advertising and the acquirers was an accredited investors. The individual was awarded such shares as a bonus for significant and outstanding services to the Company.  On June 21, 2006, the per share closing sales price of the Registrant’s Common Stock was $0.25.

On June 21, 2006, the Registrant agreed to issue warrants to purchase an aggregate of 100,000 shares of Common Stock to a consultant in exchange for investment banking services pursuant to an investment banking services agreement. The warrants will be issued in reliance upon the exemption provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder inasmuch as the securities were issued without any form of general solicitation or general advertising and the acquirer was an accredited investor. The exercise price of such warrants is $0.50 per share and such warrants are immediately exercisable for a three-year term. The terms of such warrants also provide that the holder may, at its option, affect a cashless exercise by exchanging warrants for shares of Common Stock pursuant to a formula set forth in the terms of the warrants.

On June 28, 2006, the Registrant agreed to issue 130,000 shares of Common Stock to a consultant in exchange for investment banking services pursuant to an investment banking services agreement. Such shares will be issued in reliance upon the exemption provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder inasmuch as the securities were issued without any form of general solicitation or general advertising and the acquirer was an accredited investor. The shares were valued as of the last date prior to the date of issuance on which sales occurred. On June 27, 2006, the per share closing sales price of the Registrant’s Common Stock was $0.25.

Exhibits
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PBS Holding, Inc.
Date: July 7, 2006	By:	/s/ Amanda Sinclair
Amanda Sinclair Executive Vice President and Chief Operating Officer